UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 26, 2026

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marienfeld Place 110 N. Marienfeld Street, Suite 300 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On January 27, 2026, ProPetro Holding Corp. (the “Company”) announced the pricing of an underwritten public offering of 15,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $10.00 per share, pursuant to a registration statement on Form S-3 (File No. 333-292170) (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “Commission”) that became automatically effective upon filing on December 16, 2025, including the prospectus forming a part of the Registration Statement, and a preliminary prospectus supplement, which was filed with the Commission on January 26, 2026. A copy of the press release announcing the pricing of the Offering (as defined below) is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01 Other Events

On January 26, 2026, the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth therein, 15,000,000 shares of Common Stock (the “Offering”) at the public offering price less underwriting discounts and commissions.

The material terms of the Offering are described in the prospectus supplement, dated January 26, 2026 (the “Prospectus”), to be filed by the Company with the Commission on or around January 28, 2026, pursuant to Rule 424(b) under the Securities Act.

As described in the Prospectus, the Company expects to receive net proceeds from the Offering of approximately $141,875,000 and intends to use the net proceeds of the Offering (including any proceeds from the exercise of the underwriters’ option to purchase additional shares) for general corporate purposes, including to fund growth capital for additional power generation equipment.

Further, pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase, at the public offering price less underwriting discounts, up to 2,250,000 additional shares of Common Stock (the “Option”) and has agreed not to sell, transfer or otherwise dispose of any shares of Common Stock for a period beginning from the date of the Underwriting Agreement and ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of Goldman Sachs & Co. LLC, as representative of the Underwriters, subject to certain exceptions. On January 27, 2026, the Underwriters exercised the Option in full, resulting in additional expected net proceeds to the Company of approximately $21.4 million. The Option is expected to close on or about January 28, 2026.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT	DESCRIPTION
1.1#	Underwriting Agreement, dated as of January 26, 2026, by and between ProPetro Holding Corp. and Goldman Sachs & Co. LLC, as representative of the several underwriters named in Schedule I thereto.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
99.1	Press Release, dated January 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: January 28, 2026

	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary